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Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-189942

Prospectus

Dex Media, Inc.

4,920,030 Shares of Common Stock

        This prospectus relates to the resale of up to 4,920,030 shares of our common stock that are currently outstanding and may be offered from time to time for resale by the selling shareholders named in this prospectus and the persons to whom such selling shareholders may transfer their shares.

        We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling shareholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters or broker-dealers or agents. This prospectus does not necessarily mean that the selling shareholders will offer or sell those shares. We cannot predict when or in what amounts the selling shareholders may sell any of the shares offered by this prospectus or any prospectus supplement. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling shareholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents.

        The selling shareholders may offer and sell these shares of common stock on a continuous or delayed basis to or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares of common stock, or both, or directly to purchasers. This prospectus describes the general terms of these securities and the plan of distribution under which the selling shareholders will offer the securities. One or more prospectus supplement(s) may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. The names of any underwriters will be stated in a supplement to this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. You should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, before you invest.

        Our common stock is traded on the NASDAQ Stock Market (the "NASDAQ") under the symbol "DXM." On November 7, 2013, the closing sale price of our common stock on such market was $4.53 per share. You are urged to obtain current market quotations for our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 6 of this prospectus and the risk factors incorporated herein by reference, including the information under "Risk Factors" in the applicable prospectus supplement and in the documents incorporated by reference herein, for information on certain risks related to the purchase of shares of our common stock.

The date of this prospectus is November 7, 2013

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated herein by reference. Neither we nor any of the selling shareholders have authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated herein by reference. If anyone provides you with different or inconsistent information, you should not rely on it. Neither this prospectus nor any prospectus supplement is an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the United States Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        For investors outside of the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell, in one or more offerings, up to 4,920,030 shares of our common stock. This prospectus provides you with a general description of Dex Media, Inc. and the common stock registered hereunder that may be offered by the selling shareholders. Each time either of the selling shareholders sells any shares of common stock offered by this prospectus, the relevant selling shareholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about such selling shareholder and the terms of the common stock being offered. That prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        When acquiring our common stock, you should rely only on the information contained, or incorporated by reference, in this prospectus, contained, or incorporated by reference, in any prospectus supplement, or contained, or incorporated by reference, in any free writing prospectus we have authorized to be distributed to you. We have not, and the selling shareholders have not, authorized anyone to provide you with different or inconsistent information. You should not rely on any unauthorized information or representation. This prospectus contains and incorporates by reference forward-looking statements. Any prospectus supplement or free writing prospectus we authorize may also contain forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus, any prospectus supplement and the documents incorporated herein by reference into the foregoing. See "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus for more information. You should also carefully consider the various risk factors included in this prospectus or in any prospectus supplement or incorporated by reference into the foregoing from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated. You should not place undue reliance on our forward-looking statements.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information" in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

        As used in this prospectus, "we," "us," "our" and "Dex Media" mean Dex Media, Inc. and its subsidiaries.

ABOUT DEX MEDIA, INC.

        Dex Media is a leading provider of marketing solutions for local businesses. Through our marketing consultants, we partner with local businesses across the nation to assist them in growing their business. We are committed to helping our clients create and grow their customer relationships by providing comprehensive marketing solutions that include websites, print, mobile, search engine and social media solutions. We are trusted by more than 600,000 local business clients nationwide to help them achieve their business goals.

        Our corporate headquarters and principal executive offices are located at 2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261, and our telephone number is (972) 453-7000. Our website address is http://www.dexmedia.com. The information on our website is not part of this prospectus.

        For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. You should refer to the registration statement and its exhibits to read that information.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such materials also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Dex Media, which file electronically with the SEC. The website address is: http://www.sec.gov. These reports and other information filed by Dex Media with the SEC are also available at Dex Media's Investor Relations page on its corporate website at www.dexmedia.com. We have included the website addresses of the SEC and Dex Media as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of each offering under this prospectus (excluding any information furnished but not filed pursuant to Items 2.02 and 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 on any Current Report on Form 8-K or included as an exhibit), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, are deemed incorporated by reference in this prospectus:

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  the Annual Report on Form 10-K of our predecessor Dex One Corporation for the fiscal year ended December 31, 2012, filed on March 18, 2013;

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  the Annual Report on Form 10-K of our acquired entity SuperMedia Inc. for the fiscal year ended December 31, 2012, filed on March 21, 2013;

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  our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2013, filed on November 6, 2013, June 30, 2013, filed on August 8, 2013, and March 31, 2013, filed on April 29, 2013;

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  the Quarterly Report on Form 10-Q of our predecessor Dex One Corporation for the fiscal quarter ended March 31, 2013, filed on April 26, 2013;

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  the Quarterly Report on Form 10-Q of our acquired entity SuperMedia Inc. for the fiscal quarter ended March 31, 2013, filed on April 29, 2013;

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  our Current Reports on Form 8-K filed on November 7, 2013, November 5, 2013, September 11, 2013, August 7, 2013, July 31, 2013, May 23, 2013, May 21, 2013, May 20, 2013, May 13, 2013, May 7, 2013 and May 3, 2013, as amended on July 8, 2013; and

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  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 29, 2013.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing to the following address or calling us at the following telephone number:

Investor Relations Department
Dex Media, Inc.
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-3752

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements use forward-looking words such as "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential," "possible" or other similar expressions. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition or state other "forward-looking" information. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statements. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. The risk factors contained in the "Risk Factors" section of this prospectus and the risk factors that are incorporated by reference herein provide examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.

        These statements reflect our current views with respect to future events and are subject to various risks, uncertainties and assumptions, including, but not limited, to:

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  the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of SuperMedia Inc. ("SuperMedia") and Dex One Corporation ("Dex One") may not be realized or may take longer to realize than expected;

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  the risk that benefits from the merger of Dex One and SuperMedia may be significantly offset by costs incurred in integrating Dex One and SuperMedia operations;

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  difficulties with the process of integrating the operations of Dex One and SuperMedia, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel;

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  our inability to provide assurance for the long-term continued viability of our business;

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  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

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  declining use of print yellow pages directories by consumers;

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  competition from other yellow pages directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies;

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  our ability to collect trade receivables from customers to whom we extend credit;

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  our ability to anticipate or respond to changes in technology and user preferences;

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  changes in our operating performance;

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  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities;

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  failure to comply with the financial covenants and other restrictive covenants in our credit facilities;

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  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

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  changes in our credit rating;

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  changes in the availability and cost of paper and other raw materials used to print our directories;

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  our reliance on third-party providers for printing, publishing and distribution services;

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  our ability to maintain agreements with major internet search and local media companies;

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  credit risk associated with our reliance on small- and medium-sized businesses as clients;

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  our ability to attract and retain qualified key personnel;

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  our ability to maintain good relations with our unionized employees;

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  changes in labor, business, political and economic conditions;

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  changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses;

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  the outcome of pending or future litigation and other claims; and

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  other events beyond our control that may result in unexpected adverse operating results.

        Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

        In light of these assumptions, risks and uncertainties, the results anticipated by the forward-looking statements contained in this prospectus may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference. All forward-looking statements included in this document are based on information available at the time of the document. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

        Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and in the documents incorporated herein by reference. For additional information about factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please see the reports that Dex Media has filed with the SEC as described under "Where You Can Find More Information."

RISK FACTORS

        An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in our common stock. In the event that the selling shareholders, or any of their donees, pledgees, transferees or other successors-in-interests, offer and sell any securities pursuant to a prospectus supplement, such prospectus supplement may include additional risk factors relevant to an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

The continuing declining use of print yellow pages directories may adversely affect our business.

        Overall references to print yellow pages directories in the United States have declined from 14.5 billion in 2005 to 7.5 billion in 2011 according to a Local Search Association (formerly known as the Yellow Pages Association) Industry Usage Study. This decline is primarily attributable to increased use of internet search providers, as well as the proliferation of very large retail stores for which consumers and businesses may not reference the yellow pages. The decline will negatively affect the advertising sales associated with traditional print business. Use of our print directories may continue to decline. A significant decline in usage of our print directories could impair our ability to maintain or increase advertising prices and cause businesses to reduce or discontinue purchasing advertising in our yellow pages directories. Either or both of these factors could adversely affect our revenue and have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

We face widespread competition from other print directory publishers and other traditional and new media. This competition may reduce our market share or materially adversely affect our financial performance.

        The directory advertising industry in the United States is highly competitive. Some of the incumbent publishers with which we compete are or may become larger than we are and have or may obtain greater financial resources than we have. Although we may have limited market overlap with incumbent publishers, relative to the size of our overall footprint, we may not be able to compete effectively with these publishers for advertising sales in these limited markets. In addition, independent publishers may commit more resources to certain markets than we are able to commit, thus limiting our ability to compete effectively in these areas.

        We also compete for advertising sales with other traditional media, including newspapers, magazines, radio, direct mail, telemarketing, billboards and television. Many of these competitors are larger than we are and have greater financial resources than we have. The market share of these competitors may increase and our market share may decrease.

        We also compete for advertising sales with other new media. The Internet has become increasingly accessible as a local media for businesses of all sizes. We face competition from search engines and portals, such as Google, Yahoo! and Bing, among others, some of which have entered into commercial agreements with us and other major directory publishers. Internet search engines and service providers including but not limited to Google, Yahoo!, Bing, Facebook and Twitter also have significantly greater technological and financial resources than we do, and their accumulated customer information allows them to offer targeted advertising on a scale greater than ours. Further, the use of the Internet, including the use of wireless devices, has resulted in new technologies and services that compete with traditional local media. Through Superpages.com, DexKnows.com and the Superpages.com and

DexKnows.com networks, we compete with the Internet yellow pages directories of other publishers, such as Yellowpages.com, as well as other Internet sites that provide classified directory information, such as Citysearch.com. We may not be able to compete effectively for advertising with these other companies, some of which have greater resources than we do. Our digital strategy may be adversely affected if major search engines build local sales forces or otherwise begin to more effectively market to small- and medium-sized local businesses.

Increased competition in local telephone markets could reduce the benefits of using the incumbent local exchange carriers' brand name.

        Advances in communications technology (including wireless devices and voice over Internet protocol) and demographic factors (including shifts from wireline telephone communications to wireless or other communications technologies) will erode the market position of telephone service providers. The use of traditional wireline carriers is declining. We believe the loss of market share by incumbent local exchange carriers in any particular local service area decreases the value of their brand name in those particular local telephone markets. As a result, we may not fully realize the benefits of our commercial arrangements with the incumbent local exchange carriers.

Our dependence on third party providers for printing, publishing and distribution services could materially affect us.

        We depend on third parties to print, publish and distribute our directories. In connection with these services, we rely on the systems and services of our third party service providers, their ability to perform key functions on our behalf in a timely manner and in accordance with agreed levels of service, and their ability to attract and retain sufficient qualified personnel to perform services on our behalf. There are a limited number of these providers with sufficient scale to meet our needs. A failure in the systems of one of our key third party service providers, or their inability to perform in accordance with the terms of our contracts or to retain sufficient qualified personnel, could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

        If we were to lose the services of any of our key third party service providers, we would be required to hire and train sufficient personnel to perform these services or to find an alternative service provider. In some cases it would be impracticable for us to perform these functions, including the printing of our directories. In the event we were required to perform any of the services that we currently outsource, it is unlikely that we would be able to perform them without incurring additional costs.

We have agreements with several major Internet search engines and portals. The termination of one or more of these agreements could adversely affect our business.

        We have expanded our Internet distribution by establishing relationships with several other Internet yellow pages directory providers, portals, search engines and individual websites, which makes our content easier for search engines to access and provides a greater response to general searches on the Internet. Under the terms of the agreements with these Internet providers, we place our clients' advertisements on major search engines, which give us access to a higher volume of traffic than we could generate on our own, without relinquishing the client relationship. The search engines benefit from our local sales force and full-service capabilities for attracting and serving advertisers that might not otherwise transact business with search engines. The termination of one or more of our agreements with major search engines could adversely affect our business.

Increased regulation regarding information technology could lead to increased costs.

        As the Internet develops, the provision of Internet services and the commercial use of the Internet and Internet-related applications may become subject to greater regulation. Regulation of the Internet and Internet-related services is still developing, both by new laws and government regulation, and also by industry self-regulation. If our regulatory environment becomes more restrictive, including by increased Internet regulation, our profitability could decrease.

A breach of our information technology systems could harm our business and our customers.

        A breach of cyber/data security measures that impairs our information technology infrastructure could disrupt normal business operations and affect our ability to control our assets, access customer information and limit communication with third parties. Any loss of confidential or proprietary data through a breach could materially and adversely affect our reputation, expose us to legal claims, impair our ability to execute on business strategies and/or materially and adversely affect our business, prospects, financial condition, results of operations and cash flow.

The loss of important intellectual property rights could adversely affect our results of operations and future prospects.

        Various trademarks and other intellectual property rights are key to our business. We rely upon a combination of trademark and copyright laws as well as contractual arrangements to protect our intellectual property rights. We may be required to bring lawsuits against third parties to protect our intellectual property rights. Similarly, we may be party to proceedings by third parties challenging our rights. Lawsuits brought by us may not be successful, or we may be found to infringe the intellectual property rights of others. As the commercial use of the Internet further expands, it may be more difficult to protect our trade names, including Superpages.com and DexKnows.com, from domain name infringement or to prevent others from using Internet domain names that associate their businesses with ours. In the past, we have received claims of material infringement of intellectual property rights. Related lawsuits, regardless of the outcome, could result in substantial costs and diversion of resources and could have a material adverse effect on our business. Further, the loss of important trademarks or other intellectual property rights could have a material adverse effect upon our business, prospects, financial condition, results of operations and cash flow.

Our reliance on technology could have a material adverse effect on our business.

        Most of our business activities rely to a significant degree on the efficient and uninterrupted operation of our computer and communications systems and those of others. Any failure of existing or future systems could impair our ability to collect, process and store data and perform the day-to-day management of our business. This could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

        Our computer and communications systems are vulnerable to damage or interruption from a variety of sources. A natural disaster or other unanticipated problems that lead to the corruption or loss of data at our facilities could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

Laws and regulations directed at limiting or restricting the distribution of our print directories or shifting the costs and responsibilities of waste management related to our print directories could adversely affect our business.

        A number of states and municipalities are considering, and a limited number of municipalities have enacted, legislation or regulations that would limit or restrict our ability to distribute our print directories in the markets we serve. The most restrictive laws or regulations would prohibit us from distributing our print directories unless residents affirmatively "opt in" to receive our print directories. Other, less restrictive, laws or regulations would require us to allow residents to "opt out" of receiving our print directories. In addition, some states and municipalities are considering legislation or regulations that would shift the costs and responsibilities of waste management for discarded directories from municipalities to the producers of the directories. These laws and regulations will likely, if and where adopted, increase our costs, reduce the number of directories that are distributed, and negatively impact our ability to market our advertising to new and existing clients. If these or similar laws and regulations are widely adopted, it could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

Legal actions could have a material adverse effect on our business.

        Various lawsuits and other claims typical for a business of our size and nature are pending against us. In addition, from time to time, we receive communications from government or regulatory agencies concerning investigations or allegations of noncompliance with laws or regulations in jurisdictions in which we operate. Any potential judgments, fines or penalties relating to these matters, may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

        We are also exposed to other claims and litigation relating to our business, as well as methods of collection, processing and use of personal data. The subjects of our data and users of data collected and processed by us could also have claims against us if our data were found to be inaccurate, or if personal data stored by us were improperly accessed and disseminated by unauthorized persons. These claims could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flow.

The failure to successfully integrate the businesses of Dex One and SuperMedia could adversely affect our future results.

        The integration of the businesses of Dex One and SuperMedia, our predecessors and two companies that have previously operated independently, is of critical importance to our future success. The success of the integration will depend, in large part, on our ability to realize the anticipated benefits, including synergies, cost savings, innovation and operational efficiencies, from combining the businesses of Dex One and SuperMedia. To realize these anticipated benefits, the businesses of Dex One and SuperMedia must be successfully integrated. This integration will be complex and time-consuming. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may prevent us from achieving the anticipated benefits of the merger of Dex One and SuperMedia.

        Any difficulties in successfully integrating the businesses of Dex One and SuperMedia, or any delays in the integration process, could adversely affect Dex Media's ability to achieve the anticipated benefits of the transaction and could adversely affect our business, financial results, financial condition and stock price.

Our future results will suffer if we do not effectively manage our expanded operations following the merger of Dex One and SuperMedia.

        Following the merger of Dex One and SuperMedia, the size of our business will be significantly greater than the size of either Dex One's or SuperMedia's business prior to the merger. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that we will be successful or that we will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated to result the merger of Dex One and SuperMedia.

We expect to incur substantial expenses related to the integration of the businesses of Dex One and SuperMedia.

        We expect to incur substantial expenses related to the integration of Dex One and SuperMedia. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including information technology purchasing, accounting and finance, sales, billing, payroll, pricing, revenue management, marketing and benefits. While we have assumed that a certain level of expenses would be incurred, there are many factors beyond our control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses we will incur are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings. These integration expenses likely will result in our taking significant charges against earnings to enable the integration of the businesses of Dex One and SuperMedia, and the amount and timing of such charges are uncertain at present.

Uncertainty about the merger and diversion of management could harm our operations following the completion of merger of Dex One and SuperMedia.

        Current and prospective employees may experience uncertainty about their future with Dex Media following the merger of Dex One and SuperMedia and the integration of their businesses. These uncertainties may impair our ability to retain, recruit or motivate key personnel. In addition, completion of the merger of Dex One and SuperMedia and integrating the companies' operations will require a significant amount of time and attention from management of the two companies. The diversion of management's attention away from ongoing operations could adversely affect our business relationships following the transaction.

We have substantial indebtedness that could adversely affect our business, prospects, financial condition, results of operations and cash flow.

        Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. Our substantial indebtedness could have other important consequences to you and significant effects on our business and prospects. For example, it could:

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  Increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

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  Require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  Limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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  Restrict us from exploiting business opportunities;

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  Make it more difficult to satisfy our financial obligations, including payments on our indebtedness;

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  Place us at a disadvantage compared to our competitors that have less debt; and

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  Limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

Credit facilities inherited from Dex One and SuperMedia and senior subordinated notes inherited from Dex One may restrict our future operations, particularly our ability to respond to changes or to take certain actions.

        Credit facilities inherited from Dex One and SuperMedia and senior subordinated notes inherited from Dex One impose significant operating and financial restrictions upon us and may limit our ability and the ability of our subsidiaries to, among other things:

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  Incur liens or other encumbrances;

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  Make acquisitions, loans and investments;

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  Sell or otherwise dispose of assets;

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  Incur additional indebtedness;

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  Pay dividends, make distributions and pay certain indebtedness;

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  Enter into sale and leaseback transactions; and

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  Enter into swap transactions and certain affiliate transactions.

        In addition, we will be required to maintain specified financial ratios and satisfy other financial condition tests. The terms of any future indebtedness we may incur could include more restrictive covenants. There can be no assurance that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from our senior secured creditors and/or amend the covenants.

        Our failure to comply with the covenants or to maintain the required financial ratios contained in the agreements governing our indebtedness could result in an event of default under such indebtedness, which could adversely affect our ability to respond to changes in our business and manage our operations. Additionally, our default under one agreement covering our indebtedness may trigger cross-defaults under other agreements covering our indebtedness. Upon the occurrence of an event of default or cross-default under any of the agreements governing our indebtedness, the lenders could elect to declare all amounts outstanding to be due and payable and exercise other remedies. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay this indebtedness in full, which could have a material adverse effect on our ability to continue to operate as a going concern.

To service our indebtedness, we will require a significant amount of cash.

        Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance our indebtedness and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.

        If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to affect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, could have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the credit facilities inherited from Dex One and SuperMedia and senior subordinated notes inherited from Dex One.

The ownership position of the selling shareholders may limit the ability of other stockholders to influence corporate matters, and sales by them of their common stock could adversely affect the price of our common stock.

        As of November 7, 2013, Franklin Advisers, Inc. had sole voting and dispositive power over approximately 15.3% of Dex Media's outstanding common stock and Paulson & Co. Inc. had sole voting and dispositive power over approximately 12.7% of such outstanding common stock. As a result, either selling shareholder or any person or group to which it sells a substantial block of the Dex Media common stock that it holds may be able to exercise significant control over matters requiring stockholder approval. Further, because of their large ownership position, if either or both of the selling shareholders sells their Dex Media common stock, such sale could depress the price of Dex Media's common stock. Further, the availability of these significant amounts of stock for immediate resale may have a negative effect on the price of Dex Media's common stock.

USE OF PROCEEDS

        The common stock to be offered and sold using this prospectus will be offered and sold solely by the selling shareholders. We will not receive any proceeds from the sale of common stock by the selling shareholders.

 DESCRIPTION OF CAPITAL STOCK

        The following description of the terms of Dex Media's capital stock is a summary only and is qualified by reference to the relevant provisions of Delaware law and Dex Media's certificate of incorporation and bylaws, as amended. Copies of Dex Media's certificate of incorporation and bylaws, as amended, are incorporated by reference and will be sent to holders of shares of Dex Media free of charge upon written or telephonic request. See "Where You Can Find More Information" beginning on page 1 of this prospectus.

        We urge you to read our amended and restated certificate of incorporation and our bylaws, which are exhibits to the registration statement that contains this prospectus.

Authorized Capital Stock

        Under our amended and restated certificate of incorporation, our authorized capital stock is 310,000,000 shares. Those shares consist of 300,000,000 authorized shares of common stock, par value $0.001 per share, 17,600,150 of which were outstanding as of November 7, 2013, and 10,000,000 authorized shares of preferred stock, par value $0.001 per share, none of which are outstanding as of November 7, 2013.

Listing

        Our outstanding shares of common stock are listed on the NASDAQ under the symbol "DXM." Any additional common stock we issue also will be listed on the NASDAQ.

Dividends

        Holders of common stock may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or other form out of legally available funds. Subject to the rights and preferences of any series of outstanding preferred stock, holders of common stock will share equally on a per share basis in such dividends.

Fully Paid

        All shares of our common stock currently outstanding are fully paid and non-assessable. Any shares of common stock offered pursuant to this prospectus and any applicable prospectus supplement(s) will, upon issuance, be fully paid and non-assessable.

Voting Rights

        Subject to the special voting rights of our preferred stock, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Our amended and restated certificate of incorporation does not provide for cumulative voting. Directors are elected by a majority of the votes cast at an annual meeting of shareholders at which a quorum is present. The holders of a majority of the outstanding voting power of all shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum. All other matters to be voted on by shareholders must be approved by a majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Other Rights

        We will notify common shareholders of any shareholders' meetings according to applicable law. Subject to the rights and preferences of any series of outstanding preferred stock, if we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

        Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors may adopt a resolution or resolutions describing the number of shares of each series of preferred stock and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock and conditions of issue. Further, the board of directors is authorized to increase or decrease (but no below the number of shares of such series then outstanding) the number of shares of any series of preferred stock after the issuance of shares of that series. As of November 7, 2013, there were no shares of preferred stock issued and outstanding.

Anti-Takeover Provisions

        Certain provisions in our amended and restated certificate of incorporation and bylaws, as well as certain provisions of Delaware law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Certificate of Incorporation

        Shareholder Action by Unanimous Consent.    Delaware law provides that, unless provided otherwise in a Delaware corporation's certificate of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our amended and restated certificate of incorporation expressly prohibits, except as otherwise provided by resolutions, if any, of the board of directors fixing the relative powers, preferences, and rights and the qualifications, limitations, or restrictions of any series of preferred stock, no action may be taken by our shareholders except at a duly called annual or special meeting of stockholders, and stockholder action by written consent is prohibited.

        Blank Check Preferred Stock.    Our amended and restated certificate of incorporation authorizes the issuance of blank check preferred stock. As described above under "Preferred Stock," the board of directors can set the number of shares of any series of preferred stock, and can determine the voting powers, designations, preferences, and relative, participating, optional, or other special rights and any qualifications, limitations, or restrictions of the shares of each series. Preferred stock may be issued in ways that may delay, deter, or prevent a change in control of Dex Media without further action by stockholders and may affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights also may adversely affect the voting power of the holders of the common stock, including the loss of voting control to others. Our board of directors may issue, or reserve for issuance, any series of preferred stock to be used in connection with a "poison pill" or similar "shareholder rights plan" that, if implemented, may delay, deter or prevent a change in control of Dex Media.

        Transfer Restrictions on Common Stock.    In an effort to preserve certain tax attributes of Dex Media and its subsidiaries for U.S. federal income tax purposes, our amended and restated certificate of incorporation generally prohibits (i) the acquisition of common stock by any one person or group of persons whose shares would be aggregated pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder that does not already own 4.9% or more of our common stock to the extent such acquisition would cause the person to own 4.9% or more of our common stock, and (ii) the acquisition or disposition of our common stock by persons already owning 4.9% or more of our common stock, in each case until April 30, 2016 or such shorter period as may be determined by the board of directors. These transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of our common stock that result from the transfer of interests in other entities that own our common stock) prior to April 30, 2016 if the effect would be to (i) increase the direct or indirect ownership of our common stock by any individual, firm, corporation, or other legal entity from less than 4.9% to 4.9% or more of our common stock or (ii) increase or decrease the percentage of our common stock owned directly or indirectly by any individual, firm, corporation, or other legal entity already owning or deemed to own 4.9% or more of the our common stock. These transfer restrictions could be deemed to have an "anti-takeover" effect because, among other things, it will restrict the ability of a person, entity, or group to accumulate 4.9% or more of our common stock and the ability of persons, entities, or groups now owning 4.9% or more of our common stock from acquiring additional Dex Media common stock without the approval of the board of directors. These transfer restrictions could discourage or prohibit a merger, tender offer, proxy contest, or accumulations of substantial blocks of Dex Media common stock for which some stockholders might receive a premium above market value. In addition, these transfer restrictions may delay the assumption of control by a holder of a large block of our common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of Dex Media's shareholders.

        As of May 13, 2013, the board of directors of Dex Media waived these transfer restrictions with respect to persons or groups that engage in any purchases or sales of Dex Media common stock that otherwise would be subject to such restrictions. To take advantage of this waiver, such person or group must either (i) deliver a written notice to Dex Media no later than ten days after the date of any purchase or sale of Dex Media's common stock disclosing the amount of the common stock purchased or sold and the sale date and the name of the counter-party (if known) or (ii) timely file a Schedule 13D (or an amendment to Dex Media's existing Schedule 13D) as required by the rules under the Exchange Act or a Schedule 13G (or an amendment to an existing Schedule 13G) within the ten day period described above. The waiver may be revoked by resolution of the board of directors of Dex Media at any time if the board of directors deems such revocation necessary or appropriate, to protect against an "ownership change," as such term is defined under Section 382 of the Internal Revenue Code. The waiver will be automatically revoked if the percentage of stock owned by one or more 4.9-percent shareholders of Dex Media has increased by at least 35 percentage points over the lowest percentage of stock owned by such 4.9-percent shareholders at any time from April 30, 2013 through the date on which such ownership is being measured. For additional information regarding the waiver, including the full text of the waiver, please see the reports that Dex Media has filed with the SEC as described under "Where You Can Find More Information."

Election and Removal of Directors

        Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose at which a quorum is present constitutes a majority of the votes entitled to be cast at an election of directors. Our bylaws currently provide that the total number of directors may not be less than three and will be fixed from time to time by resolution passed by a majority of the board of directors. The current number of directors is 9. Vacancies in the board may be filled by a majority vote of the directors then in office, though less than a quorum. Special meetings of shareholders may be called only by a majority of our board of directors or by our chief executive officer. Our bylaws require that advance notice of nominees for election as directors be made by a shareholder, and that shareholder proposals be given to our corporate secretary, together with certain specified information, not less than 90 days nor more than 120 days before the anniversary of the immediately preceding annual meeting of shareholders.

Anti-Takeover Effects of Provisions of the Delaware General Corporate Law ("DGCL"), the Articles of Incorporation, and the Bylaws

        Control Share Acquisitions Statute.    Dex Media is subject to Section 203 of the DGCL, a statutory provision that may deter, delay, or prevent the takeover of Dex Media. In general, Section 203 prohibits Dex Media from engaging in a merger or other business combination with any "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, unless:

            (i)  prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

           (ii)  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Dex Media outstanding at the time the transaction commenced, subject to certain exclusions; or

          (iii)  at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 of the DGCL defines an "interested stockholder," with respect to Dex Media, as:

            (i)  any entity or person beneficially owning 15% or more of our outstanding voting stock;

           (ii)  any entity or person that is an affiliate or associate of Dex Media and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

          (iii)  the affiliates or associates of any such entities or persons.

        The provisions of Section 203 of the DGCL described above could, among other things, delay, defer or prevent a change in control, delay, defer or prevent the removal of existing management, deter potential acquirers from making an offer to the our shareholders and limit any opportunity of our shareholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers.

        As a result of the approval by the Dex Media board of the merger of Dex One and SuperMedia (including for purposes of Section 203 of the DGCL), Franklin Advisers, Inc., its publicly-traded parent company, Franklin Resources, Inc., and their affiliates (collectively, "Franklin") are not interested stockholders under Section 203 of the DGCL. Accordingly, the restrictions on business combinations in Section 203 of the DGCL will not apply to Franklin. The provisions of Section 203 of the DGCL described above could, however, apply to any person that acquires Franklin's shares of Dex Media common stock.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 522-6645.

SELLING SHAREHOLDERS

        This prospectus covers the offering for resale of up to 4,920,030 shares of our common stock that may be offered from time to time for resale by the selling shareholders named in this prospectus and the persons to whom such selling shareholders may transfer their shares. The selling shareholders may sell all, some or none of the shares covered by this prospectus. See "Plan of Distribution" below.

        Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

        Each of the selling shareholders has had a material relationship with us. John Slater, who currently serves as senior vice president at Paulson & Co. Inc., is a member of our board of directors and served on the board of directors of our acquired entity SuperMedia Inc. Richard L. Kuersteiner was a member of the Franklin Templeton Investments legal department in San Mateo, California from 1990 until May 2012. At Franklin he served in various capacities including as Associate General Counsel and Director of Restructuring and Managing Corporate Counsel. For many years he also was an officer of virtually all of the Franklin Templeton funds and Mutual Series funds. Mr. Kuersteiner is no longer affiliated with Franklin, and is not its representative on our board of directors. Mr. Kuersteiner is a member of our board of directors and served on the board of directors of Dex One, our predecessor.

        Apart from Mr. Slater and Mr. Kuersteiner, to our knowledge, neither selling shareholder has, or within the past three years, has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Notwithstanding the foregoing, however, Franklin may be deemed to have such a relationship created by (1) the Franklin Registration Rights Agreement defined and described under "Selling Shareholders—Franklin Advisers, Inc." below; and (2) the approval by the Dex Media board of the merger of Dex One and SuperMedia, including for purposes of Section 203 of the DGCL. Accordingly, Franklin is not an interested stockholder under Section 203 of the DGCL and the restrictions on business combinations in Section 203 of the DGCL will not apply to Franklin. Paulson & Co. Inc. may be deemed to have such a relationship created by the Standby Purchase Agreement and the Paulson Registration Rights Agreement as defined and described under "Selling Shareholders—Paulson & Co. Inc." below.

        Neither selling shareholder is a broker-dealer registered under Section 15 of the Exchange Act. Paulson & Co. Inc. is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act, through its indirect ownership of Plus Securities LLC. Franklin/Templeton Distributors, Inc., Franklin Templeton Financial Services Corp. and Templeton/Franklin Investment Services, Inc. are registered broker-dealers, that together with Franklin Advisers, Inc. are subsidiaries of Franklin Resources, Inc. None of these broker-dealers beneficially owns any Dex Media securities. Franklin Advisers, Inc. acquired the common stock it is reselling hereunder in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts in the ordinary course of business. At the time such common stock was acquired, Franklin Advisers, Inc. had no agreements, plans or understandings, either directly or indirectly, with any person to distribute them.

        The following table sets forth information relating to the selling shareholders' beneficial ownership of shares of Dex Media common stock and maximum number of shares of Dex Media common stock that may be offered from time to time by each of the selling shareholders under this prospectus. The selling shareholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby, unless the waiver of the transfer restrictions imposed by Dex Media's amended and restated certificate of incorporation discussed under "Description of Capital Stock—Anti-Takeover Provisions—Certain Provisions of our Certificate of Incorporation—Transfer Restrictions on Common Stock" above is revoked. In addition, the selling shareholders identified below may sell, transfer or otherwise dispose of some or all of their respective shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the

Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling shareholders upon completion or termination of this offering.

        We have prepared the table and the related notes based on information supplied to us by the selling shareholders on or prior to November 7, 2013. We have not sought to independently verify such information.

	Shares Owned		Shares That May Be Offered Hereby Number
Name of Selling Shareholders	Number	Percentage(1)
Franklin Advisers, Inc.(2)(3)	2,688,898	15.3%	2,688,898
Funds advised by Paulson & Co. Inc. and its affiliates(4)	2,231,132	12.7%	2,231,132

(1)
This calculation is based upon 17,600,150 shares of common stock outstanding as of November 7, 2013.

(2)
Franklin Advisers, Inc. may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts. When an investment management contract (including a sub-advisory agreement) delegates to Franklin Advisers, Inc. investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, Franklin Resources, Inc. treats Franklin Advisers, Inc. as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, Franklin Advisers, Inc. reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement.

  Charles B. and Rupert H. Johnson each owns more than 10% of the outstanding common stock of Franklin Resources, Inc. and are its principal stockholders. They and Franklin Resources, Inc. may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which subsidiaries of Franklin Resources, Inc. provide investment management services. Franklin Resources, Inc., the Johnsons and such subsidiaries disclaim any pecuniary interest in, and any beneficial ownership as defined in Rule 13d-3 of the Exchange Act of, any of these securities.

  Franklin Resources, Inc., the Johnsons and each subsidiary of Franklin Resources, Inc., including Franklin Advisers, Inc., believe that they are not a "group" within the meaning of Rule 13d-5 under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of the Securities held by any of them or by any persons or entities for whom or for which such subsidiaries provide investment management services.

(3)
Includes shares beneficially owned by Franklin Income Fund, a series of Franklin Custodian Funds, an investment company registered under the Investment Company Act of 1940, that as of November 7, 2013 had an interest in 2,048,551 of such shares, or 11.6% of the total shares outstanding.

(4)
Paulson & Co. Inc., or Paulson, an investment advisor that is registered under the Investment Advisers Act of 1940, furnishes investment advice to and manages onshore and offshore pooled investment vehicles and to separately managed accounts (collectively, such pooled investment vehicles and accounts are referred to in this prospectus as the "Funds"). John Paulson is the President and sole Director of Paulson & Co. Inc. In its role as investment advisor, or manager, Paulson possesses voting and investment power over the shares of Dex Media common stock listed above that are owned by the Funds. The pecuniary interest of all shares of Dex Media common stock reported in this row is owned by the Funds. Except for the purpose of determining beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, as amended, Paulson disclaims beneficial ownership of all shares of common stock reported in this prospectus as being owned by the Funds

  Franklin Advisers, Inc.

          On January 29, 2010, pursuant to a Joint Plan of Reorganization of R.H. Donnelley Corporation and Its Subsidiaries (the "Dex One Plan") filed with the United States Bankruptcy Court for the District of Delaware, R. H. Donnelly Corporation, a predecessor of Dex One, Franklin Advisers, Inc. and certain of Franklin Advisers Inc.'s affiliates, entered into a Registration Rights Agreement (the "Franklin Registration Rights Agreement"). On April 30, 2013, the effective date of the merger between SuperMedia and Dex One, each outstanding share of Dex One common stock, including those shares held by Franklin, was converted into the right to receive 0.2 fully paid and nonassessable shares of Dex Media common stock.

          The Franklin Registration Rights Agreement requires Dex Media, as successor-in-interest to Dex One and R. H. Donnelly Corporation, to register with the SEC certain shares of Dex Media's common stock upon the request of one or more "Eligible Holders," in accordance with the terms and conditions set forth in the Franklin Registration Rights Agreement and to use commercially reasonable efforts to keep the related registration statement continuously effective. Generally, "Eligible Holders" are holders of common stock acquired directly through distributions under the Dex One Plan who, together with their affiliates, owned 10% or more of Dex One's common stock as a result of such distribution or who acquire such shares from an Eligible Holder in compliance with the requirements of the Franklin Registration Rights Agreement. The Franklin Registration Rights Agreement also provides to Eligible Holders certain piggyback registration rights in connection with the registration of other securities by the Company. This prospectus is part of the registration statement filed as a "shelf" registration statement in accordance with the Franklin Registration Rights Agreement. A copy is filed as an exhibit to the registration statement of which this prospectus is a part. A copy of the Franklin Registration Rights Agreement is available on request to Dex Media at the address indicated under "Where You Can Find More Information."

  Paulson & Co. Inc.

          On November 18, 2009, SuperMedia entered into a Standby Purchase Agreement (the "Standby Purchase Agreement") with investment funds and accounts managed by Paulson & Co. Inc. (collectively, "Paulson"). Pursuant to the Standby Purchase Agreement, holders of claims entitled to receive shares of SuperMedia's common stock under a First Amended Joint Plan of Reorganization (the "SuperMedia Plan") filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, had the right to elect to receive cash in lieu of shares of SuperMedia common stock upon the effectiveness of the SuperMedia Plan. The cash elections by claim holders were funded by Paulson's purchase from SuperMedia of the number of shares of new common stock that otherwise would have been distributed to electing claim holders, as required by the Standby Purchase Agreement.

          As a condition to the closing under the Standby Purchase Agreement and pursuant to the SuperMedia Plan, on December 31, 2009 SuperMedia entered into a Registration Rights Agreement (the "Paulson Registration Rights Agreement") with Paulson and each other holder of "Registrable Common Stock" that beneficially owned as of December 31, 2009 at least 5% of the shares of Registrable Common Stock issued pursuant to the SuperMedia Plan (collectively, including Paulson, the "Holders"). Generally, "Registrable Common Stock" meant common stock of SuperMedia unless it had been sold under a registration statement or had been sold in compliance with Rule 144 under the Securities Act. On April 30, 2013, the effective date of the merger between SuperMedia and Dex One, each outstanding share of SuperMedia common stock, including those shares held by Paulson, was converted into the right to receive 0.4386 shares of Dex Media common stock.

          The Paulson Registration Rights Agreement provides that each Holder has demand registration rights to require that Dex Media, as successor-in-interest to SuperMedia, use its reasonable best efforts to effect, at the earliest practicable date, the registration of the Registrable Common Stock held by such requesting Holder, plus the Registrable Common Stock of any other Holder that gives the Company a timely request to join in such registration.

 PLAN OF DISTRIBUTION

          The selling shareholders, or any of their respective donees, pledgees, transferees or other successors-in-interests, may, from time to time, sell any or all of their shares of Dex Media's common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions for cash, stock or other consideration. If the shares of common stock are sold through underwriters, broker-dealers or agents, each respective selling shareholder will be responsible for underwriting discounts or commissions or agent's commissions incurred by such selling shareholder (which may be in excess of what is customary in the types of transactions indicated). These sales may be at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

  •
  block transactions or crosses (crosses are transactions in which the same broker acts as an agent on both sides of the trade) and other transactions on the NASDAQ or any other organized market where the securities may be traded;

  •
  transaction effected through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling shareholders or the purchasers of the common stock;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers in privately negotiated transactions;

  •
  a combination of any such methods of sale; and

  •
  any other method or combination of methods permitted pursuant to applicable law.

        The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        Broker-dealers engaged by either selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Dex Media will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the relevant selling shareholder. Each selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        In connection with the sale of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers or other financial institutions that in turn may sell such shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealer or other financial institution of the common stock which their broker-dealer or financial institution may resell under this prospectus.

        The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if either selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the donees, pledgees, transferees or other successors-in-interests will be the selling beneficial owners for purposes of this prospectus.

        The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be filed that will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the relevant selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. There can be no assurance that each selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus is deemed a part.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        The selling shareholders are not restricted as to the price or prices at which they may sell their shares of Dex Media common stock. Sales of such shares may have an adverse effect on the market price of Dex Media's common stock. Moreover, it is possible, if the waiver of the transfer restrictions imposed by Dex Media's amended and restated certificate of incorporation discussed under "Description of Capital Stock—Anti-Takeover Provisions—Certain Provisions of our Certificate of Incorporation—Transfer Restrictions on Common Stock" above is revoked, that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of Dex Media's common stock.

 LEGAL MATTERS

        The validity of the shares of our common stock that may be offered hereby will be passed upon for us by Fulbright & Jaworski LLP, our legal counsel. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Dex One Corporation and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated in this prospectus by reference to Dex One Corporation's Annual Report on Form 10-K for the year ended December 31, 2012 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of SuperMedia Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated in this prospectus by reference to SuperMedia Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012 in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.